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                                                                     EXHIBIT 5.1

                          MICHAEL T. WILLIAMS, ESQUIRE
                     3112 West Kennedy Boulevard, Suite 105
                                 Tampa, FL 33609
                             Telephone 813/871-5911
                             Facsimile 813/877-7725

                                January 21, 1997


Anthony A. Sutter, President
Sterling Financial Services of Florida - I, Inc.
12408 North Florida Avenue
Tampa, FL 33612

Re:      Sterling Financial Services of Florida - I, Inc.

Dear Mr. Sutter:

         You have requested our opinion as to the legality of certain Secured Promissory Notes (the "Notes") of Sterling Financial Services of Florida - I, Inc., a Florida corporation (the "Corporation") to be issued and distributed pursuant to a Registration Statement on Form S-1, and amendments thereto (the "Registration Statement"), under the Securities Act of 1933, as amended.

         We have examined original, photostatic or certified copies of certain records of the Corporation, including the Articles of Incorporation, the Bylaws and such other documents that we have deemed relevant and necessary for the opinion hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to such examination, we have relied upon representations made to us by officers and directors of the Corporation, and we have not conducted or received independent verification of those facts. We offer no opinion with respect to the laws of any jurisdiction other than the State of Florida.

         Based on the foregoing, we are of the opinion that:

         1. The Corporation is duly organized and is validly existing as a corporation in good standing under the laws of the State of Florida, with the capitalization set forth in the Registration Statement.

         2. The Notes being offered under the Registration Statement are duly authorized and, when issued, will be validly issued, non-assessable and binding obligations of the Corporation.




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         We consent to being named in the Registration Statement and related
Prospectus as counsel who are passing upon the legality of the above securities for the Corporation by reference to our name under the caption "Legal Matters" in such Prospectus. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement or any amendment thereto.

                                                Sincerely,



                                                /s/ Michael T. Williams
                                                ----------------------------
                                                Michael T. Williams, Esquire

MTW/cfb






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